UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2005

Leap Wireless International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10307 Pacific Center Court, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-882-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 30, 2005, the Company hired Mr. Grant Burton as vice president chief accounting officer, with an expected initial date of employment in the second half of April 2005.

In his new position, Mr. Burton will be responsible for overseeing the Company’s accounting functions and will receive an annual base salary of $190,000, a sign-on bonus of $15,000, and an opportunity to earn a performance bonus. Mr. Burton’s target performance bonus will be 30% of his annual base salary. In connection with his employment, he will be granted an estimated 6,500 restricted shares of the Company’s common stock and options to purchase an estimated 39,500 shares of the Company’s common stock, based on the current price of the Company’s common stock. The exact number of restricted shares and shares as to which Mr. Burton will be granted options will depend on the value of the Company’s common stock at the time of grant. In its employment offer letter to Mr. Burton, the Company agreed to pay Mr. Burton six months base pay and six months of COBRA benefits payments if Cricket Communications, Inc. is acquired or dissolved during the twelve months following his date of hire and he is not provided with a comparable position.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Employment of Grant Burton as principal accounting officer.

The information set forth in Item 1.01 above is incorporated into this Item 5.02 by reference.

Mr. Burton, 40, is a certified public accountant and currently serves as assistant controller of PETCO Animal Supplies, Inc. He previously served as Senior Manager for PricewaterhouseCoopers, Assurance and Business Advisory Services, in San Diego from 1996 to 2004. Before joining PricewaterhouseCoopers, Mr. Burton served as acting vice president internal audit and manager merchandise accounting for DFS Group Limited from 1993 to 1996. Mr. Burton is a certified public accountant licensed in the State of California, and was a Canadian chartered accountant from 1990 to 2004. He holds a Bachelor of Commerce with Distinction from the University of Saskatchewan. The Company has not entered into any transactions with Mr. Burton of the sort described under Item 404(a) of Regulation S-K except for the compensation arrangements associated with his upcoming employment.

Resignation of Lydia Ronneberg as principal accounting officer.

Effective as of March 28, 2005, Ms. Lydia Ronneberg resigned as acting controller of the Company. Pending the appointment of a principal accounting officer/controller, Ms. Ronneberg began serving as the acting controller of the Company effective November 23, 2004.

Interim principal accounting officer.

Mr. Dean M. Luvisa, 43, the Company’s Acting Chief Financial Officer and Treasurer, will serve as the Company’s principal accounting officer until Mr. Burton’s employment commences. Mr. Luvisa was appointed acting chief financial officer of the Company effective February 25, 2005. He served as vice president, finance and treasurer of the Company since 2002, and has served as vice president, finance since joining the Company in 1998. Prior to joining the Company, Mr. Luvisa was a director of project finance at Qualcomm Incorporated. Since the date of the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on May 13, 2004, the Company has not entered into any transactions with Mr. Luvisa of the sort described under Item 404(a) of Regulation S-K except for regular compensation in connection with his employment by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leap Wireless International, Inc.

April 1, 2005	By:	/s/ Robert J. Irving, Jr.

Name: Robert J. Irving, Jr.
Title: Senior Vice President and General Counsel